UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

SILO PHARMA, INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2020, Silo Pharma, Inc. (the “Company”) entered into a entered into an investigator-sponsored study agreement (the “Agreement”) with Maastricht University of the Netherlands. The research project is a clinical study to examine the effects of repeated low doses of psilocybin and LSD on cognitive and emotional dysfunctions in Parkinson’s disease and to understand its mechanism of action. The Agreement shall terminate on October 31, 2024, unless earlier terminated pursuant to the terms thereof.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the  full text of the Agreement, a copy of  which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2020.

Item 8.01  Other Events.

On December 2, 2020, the Company issued a press release announcing the execution of the Agreement with Maastricht University of the Netherlands. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	Press release, dated December 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: December 3, 2020	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer